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                                                                    EXHIBIT 10.2

                     SUMMARY INDICATIVE TERMS AND CONDITIONS

Credit Suisse First Boston, acting through its New York Branch, as agent (the "Agent") for the Purchasers under the Note Purchase Agreement is pleased to provide Oakwood Mortgage Investors with this summary indicative term sheet (the "Term Sheet") solely for discussion purposes. This is not a commitment.

THE TERM SHEET DOES NOT PRESENT ALL OF THE TERMS, CONDITIONS, COVENANTS, REPRESENTATIONS, WARRANTIES AND OTHER PROVISIONS, WHICH WILL BE CONTAINED IN THE DEFINITIVE LEGAL DOCUMENTATION FOR THE TRANSACTIONS CONTEMPLATED THEREBY. Those matters that are not covered or made clear in this Term Sheet are subject to mutual agreement of the parties. Documentation will include, in addition to the provisions outlined in this Term Sheet, provisions that are customary and appropriate for this type of transaction. Terms not defined here are defined in the existing documentation.

In addition, OUR PROPOSAL TO REINSTATE AND AMEND THE NOTE PURCHASE AGREEMENT AND OTHER DOCUMENTS WILL BE SUBJECT TO THE CONDITIONS PRECEDENT OUTLINED BELOW.

PROPOSED AMENDMENT TO TERMS

Issuer: OMI Note Trust 2001-A ("OMI Trust"), which purchases manufactured housing loans and contracts (the "Purchased Assets") from Oakleaf Holdings, LLC, an indirect subsidiary of Oakwood Acceptance Corporation ("OAC").

Agreement:              Purchases of notes ("Notes") issued by the OMI Trust
                        pursuant to the note purchase agreement (the "NPA").

Borrowing Base:         The maximum Borrowing Base under the NPA shall be $200
                        million. All Borrowings under the NPA in excess of those funded by the $148 million currently advanced shall be at a Borrowing Base Percentage equal to the lower of (i)
                        78% and (ii) (x) 100% minus (y) the percentage credit enhancement required by any two of Standard & Poor's, Moody's and Fitch, as selected by the Seller, to achieve a rating of AA, Aa2 or AA, respectively.

Margin:                 0.375%.

Program Fee:            3% annual rate.

Fundings:               Once weekly. A due diligence agent acceptable to the
                        Agent may examine the files relating to the Purchased
                        Assets (including the files at the Custodian's offices) before funding.

Maturity Date:          The NPA will terminate on the earliest of (a) February
                        15, 2004, (b) the occurrence of an Event of Default or
                        (c) the effective date of a chapter 11 plan of Oakwood
                        Homes and/or OAC, at which time the Agent can exercise
                        the same remedies as under an Event of Default if the
                        Notes are not fully paid.
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Distributions:          Upon the occurrence of an Event of Default, the OMI
                        Trust shall distribute all collections to the Noteholders until the Notes are repaid in full before any amounts are distributable to the Certificates.

Servicing:              On any date the Agent may direct OAC to transfer
                        servicing to the servicer of its choosing; such servicer shall repay any outstanding servicing advances on any transferred Purchased Assets on the transfer date.

Servicer Events         In addition to Events of Default under the existing
of Default              Servicing Agreement, there shall be additional Servicer
                        Events of Default as described below under "NPA Events of Default".

Servicing Fees:         Servicing fees shall remain subordinate and at current
                        fee levels while OAC services the assets.

Conditions Precedent
to Reinstatement of NPA:The Purchaser's commitment to reinstate the NPA shall be conditioned on the following:

                           1) Oakwood Homes shall have entered into a DIP financing facility for at least $15 million on terms satisfactory to the Agent (the "Interim DIP Financing"), and there shall be no outstanding default or event of default thereunder.

                           2) The Court shall have entered an order approving the Interim DIP Financing (which shall not have been vacated or stayed, and shall not be the subject of appeals) satisfactory in all respects to the Agent (the "Interim Order").

                           3) Completion of due diligence and satisfaction of the Agent with the results thereof.

                           4) The bankruptcy court shall have entered an order or orders (which shall not have been vacated or stayed, and which shall not be the subject of appeals) satisfactory in all respects to the Agent as to (a) the legal effect of the transfer of the Purchased Assets to the OMI Trust, (b) the insulation of the OMI Trust and the Purchased Assets from (i) the bankruptcy cases and estates of Oakwood Homes and other Oakwood affiliates and (ii) the automatic stay and any other stay or similar relief imposed in such bankruptcy cases, and (c) the assumption by OAC and/or another entity satisfactory to the Agent of the relevant servicing agreement, as amended as contemplated hereby, and the enforceability (free from stay, delay or any other interference) of the OMI Trust's, the Indenture Trustee's and Agent's rights and remedies thereunder, including without limitation rights and remedies in respect of collections on the Purchased Assets, realization on the Purchased Assets, the transfer of servicing, and preservation of lock-box arrangements, all in accordance with the provisions of the servicing agreement (it being
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                                    understood that prior to December 12, 2002,
                                    the servicing contract may not be assumed provided that OAC has entered into agreements and/or court orders have been entered that provide similar protection to the OMI Trust and the Agent, which agreements and/or orders are acceptable in all respects to the Agent).

                           5) The execution and delivery of definitive documentation and legal opinions satisfactory in all respects to the Agent.

                           6) After giving pro forma effect to the reinstatement of the NPA, there shall be no Default or Event of Default thereunder.

Conditions Precedent to
Purchase of Notes

                           1) The Interim Order, and on and after December 20, 2002 the Final Order, shall not have been vacated or stayed, shall not be the subject of appeals, and shall not have been modified without the consent of the Agent.

                           2) No Default or Event of Default shall have occurred and be continuing.

                           3)       All other conditions similar to the existing
                                    NPA.

                           4) No default or event of default shall have occurred and be continuing under the Interim DIP Facility or the Final DIP Facility, as the case may be.



NPA Events of Default:  In addition to the Events of Default under the current
                        NPA:

                           1) New bankruptcy-related Events of Default will be added to the NPA including conversion of cases to chapter 7, appointment of trustee or examiner with expanded powers, reversal or vacating of any order relating to the NPA or relevant servicing agreements, and entry of any order containing provisions inconsistent with the NPA and servicing contemplated hereby (or the taking of any action by the debtors or an official committee seeking such an order).

                           2) The failure by Oakwood Homes to have available to it permanent DIP financing facility for at least $215 million by December 20, 2002 (and all times thereafter) on terms deemed satisfactory by the
                                    Purchaser (the "Final DIP Facility") and the
                                    failure for an order approving the Final DIP
                                    Facility in form and substance satisfactory
                                    to the Agent to be entered by the Court by
                                    such date, and for such Final Order to at
                                    all times thereafter shall not have been
                                    vacated or stayed, and shall not be the
                                    subject of appeals.
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                           3)       The consummation of a plan of reorganization
                                    for any of the Debtors prior to the
                                    satisfaction in full of all obligations
                                    under the NPA.

Reporting:              In addition to the existing reporting requirements, the
                        Agent will be supplied with (a) copies of all reports provided to the DIP lenders, and (b) information on servicing staffing, performance, cash collections, and management changes.

Lockbox: The Agent shall send notice to First Union, as lockbox bank, of the Agent's rights to consent to any changes to the Lockbox Agreement or standing directions to the lockbox bank.

Expenses:               The Seller shall be responsible for any and all legal
                        fees, due diligence and other out-of-pocket costs incurred by the Agent in amending the Facilities.

BERKSHIRE HATHAWAY

Purchase Agreement:     The Agent will enter into a note purchase agreement with
                        a Berkshire Hathaway group entity (acceptable to the Agent) under which Berkshire Hathaway will agree to purchase at par, upon the Agent's request, 13% of the OMI Trust Note that the Purchasers may hold.

Fee Participation:      Berkshire Hathaway shall receive $65,000 per month (13%)
                        of the Program Fees while the Purchase Agreement is in effect.


M.E.S.
[/s/ Myles E. Standish]

F.O.
[/s/ Fiachra O'Driscoll]